EXHIBIT 10.44

ASSIGNMENT OF INVENTION

AND

NON-PROVISIONAL PATENT APPLICATION

WHEREAS, SaluMedica, LLC, having a place of business at 112 Krog Street, Suite 4, Atlanta, Georgia 30307 (hereinafter referred to as ASSIGNOR), is the owner of an invention entitled “FLEXIBLE SPINAL DISC” as described in the specification forming part of an application for United States letters patent, Application Number 10/658,932;

WHEREAS, pursuant to a prior assignment, David N. Ku (“KU”) assigned all of his entire right, title and interest in and to said invention, said application and all other rights related thereto to ASSIGNOR; and

WHEREAS, SpineMedica Corp. (hereinafter referred to as ASSIGNEE), a Florida corporation, having a place of business at 1234 Airport Road, Suite 105, Destin, Florida 32541, is desirous of acquiring the entire right, title and interest in and to the invention and in and to any letters patent that may be granted therefor in the United States and in any and all foreign countries;

NOW, THEREFORE, in exchange for good and valuable consideration including the sum of ten dollars ($10.00) paid to ASSIGNOR by ASSIGNEE, the receipt of which is hereby acknowledged, ASSIGNOR hereby sells, assigns and transfers unto said ASSIGNEE, the entire right, title and interest in and to said invention, said application and any and all letters patent which may be granted for said invention in the United States of America and its territorial possessions and in any and all foreign countries, and in any and all divisions, reissues and continuations thereof, including the right to file foreign applications directly in the name of ASSIGNEE and to claim priority rights deriving from said United States application to which said foreign applications are entitled by virtue of international convention, treaty or otherwise, said invention, application and all letters patent on said invention to be held and enjoyed by ASSIGNEE and its successors and assigns as fully and entirely as the same would have been held and enjoyed by ASSIGNOR had this assignment, transfer and sale not been made. ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks to issue all letters patent on said invention to ASSIGNEE. ASSIGNOR agrees to execute, and agrees to cause Ku to execute (to the extent it can control Ku’s acts), all instruments and documents required for the making and prosecution of applications for United States and foreign letters patent on said invention, for litigation regarding said letters patent, or for the purpose of protecting title to said invention or letters patent therefor.

IN WITNESS WHEREOF, the undersigned have executed this assignment on behalf of ASSIGNOR.

August 12, 2005	/s/ Eric D. Ranney
Date	Eric D. Ranney
Manager
SALUMEDICA, LLC

August 12, 2005	/s/ Robert B. Braden
Date	Robert B. Braden
Manager
SALUMEDICA, LLC